SECOND RESTATED
                                     BYLAWS

                                       OF

                               TMI HOLDINGS, INC.

                              A FLORIDA CORPORATION

                                 SECOND RESTATED
                                     BYLAWS

                                       OF

                               TMI HOLDINGS, INC.
                              a Florida corporation


ARTICLE  I                             1
OFFICES                                                                        1
               Section  1.  Principal  Office                                  1
                            -----------------
                                       1
..                                                                              1
               Section  2.  Other  Offices                                     1
                            --------------
ARTICLE  II                            1
DIRECTORS  -  MANAGEMENT                                                       1
               Section  1.  Powers,  Standard  of  Care                        1
                            ---------------------------
               Section  2.  Number  and  Qualification  of  Directors          2
                            -----------------------------------------
               Section  3.  Election  and  Term  of  Office  of  Directors     2
                            ----------------------------------------------
               Section  4.  Vacancies                                          2
                            ---------
               Section  5.  Removal  of  Directors                             3
                            ----------------------
               Section  6.  Place  of  Meetings                                3
                            -------------------
               Section  7.  Annual  Meetings                                   4
                            ----------------
               Section  8.  Other  Regular  Meetings                           4
                            ------------------------
               Section  9.  Special  Meetings/Notices                          4
                            -------------------------
               Section  10.  Waiver  of  Notice                                4
                             ------------------
               Section  11.  Quorums                                           5
                             -------
               Section  12.  Adjournment                                       5
                             -----------
               Section  13.  Notice  of  Adjournment                           5
                             -----------------------
               Section  14.  Board of Directors Provided by Articles or Bylaws 5
                             -------------------------------------------------
               Section  15.  Directors  Action  by  Unanimous  Written Consent 5
                             -------------------------------------------------
               Section  16.  Compensation  of  Directors                       5
                             ---------------------------
               Section  17.  Committees                                        5
                             ----------
               Section  18.  Meetings  and  Action  of  Committees             6
                             -------------------------------------
               Section  19.  Advisory  Directors                               6
                             -------------------
ARTICLE  III                                    6
OFFICERS                                                                       6
               Section  1.  Officers                                           6
                            --------
               Section  2.  Election  of  Officers                             6
                            ----------------------
               Section  3.  Subordinate  Officers,  Etc.                       6
                           ----------------------------
               Section  4.  Removal  and  Resignation  of  Officers            7
                            ---------------------------------------
               Section  5.  Vacancies                                          7
                            ---------
               Section  6.  Chairman  of  the  Board                           7
                            ------------------------
               Section  7.  President  and  Chief  Executive  Officer          7
                            -----------------------------------------
               Section  9.  Secretary                                          7
                            ---------

               Section  10.  Chief  Financial  Officer  or  Treasurer.         8
                             ----------------------------------------
ARTICLE  IV                            8
SHAREHOLDERS'  MEETINGS                                                        8
               Section  1.  Place  of  Meetings                                8
                            -------------------
               Section  2.  Annual  Meeting                                    8
                            ---------------
               Section  3.  Special  Meetings                                  9
                            -----------------
               Section  4.  Notice  of  Meetings  -  Reports                   9
                            --------------------------------
               Section  5.  Quorum                                            10
                            ------
               Section  6.  Adjourned  Meeting  and  Notice  Thereof          10
                            ----------------------------------------
               Section  7.  Waiver  or  Consent  by  Absent  Shareholders     11
                            ---------------------------------------------
               Section  8.  Maintenance  and  Inspection  of  Bylaws          11
                            ----------------------------------------
               Section  9.  Annual  Report  to  Shareholders                  12
                            --------------------------------
               Section  10.  Financial  Statements                            12
                             ---------------------
               Section  11.  Annual  Statement  of  General  Information      13
                             -------------------------------------------
ARTICLE  IX                            13
AMENDMENTS  TO  BYLAWS                                                        13
               Section  1.  Amendment  by  Shareholders                       13
                            ---------------------------
               Section  2.  Amendment  by  Directors                          13
                            ------------------------
               Section  3.  Record  of  Amendments                            13
                            ----------------------
ARTICLE  X                             13
MISCELLANEOUS                                                                 13
               Section  1.  Shareholders'  Agreements                         13
                            -------------------------
               Section  2.  Effect  of  Shareholders'  Agreements             13
                            -------------------------------------
               Section  3.  Subsidiary  Corporations                          14
                            ------------------------
               Section  4.  Accounting  Year                                  14
                            ----------------
               Section  5.  Form                                              14
                            ----

                                SECOND RESTATED
                                     BYLAWS
                                       OF
                               TMI HOLDINGS, INC.
                              a Florida Corporation

                                    ARTICLE I
                                     OFFICES

     Section  1.     Principal Office.  The principal office for the transaction
                     ----------------
of business of the Corporation shall be determined by the Board of Directors. The location may be changed by the Board of Directors in their discretion, and additional offices may be established and maintained at such other place or places, either within or outside of Florida, as the Board of Directors may from time to time designate.

     Section  2.     Other  Offices.  Branch  or  subordinate offices may at any
                     --------------
time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                             DIRECTORS - MANAGEMENT

     Section  1.     Powers,  Standard  of  Care.
                     ---------------------------

               A.  Powers:  Subject to the provisions of the Florida Corporation
                  -------
Act (hereinafter the "Act"), and subject to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Shareholders, or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

               B.  Standard  of  Care;  Liability:
                   ------------------------------

                    (i) Each Director shall exercise such powers and otherwise perform such duties, in good faith, in the matters such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

                    (ii) In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by:

                         (a)  One  or  more  officers  or  employees  of  the
Corporation whom the Director believes to be reliable and competent in the matters presented,

                         (b)  Counsel,  independent accountants or other persons
as to which the Director believes to be within such person's professional or expert competence, or

                         (c)  A  Committee  of the Board upon which the Director
does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in any such case the Director acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

               C.  Exception  for  Close  Corporation.  Notwithstanding  the
                   ----------------------------------
provisions of Section 1 of this Article, in the event that the Corporation shall elect to become a close corporation, its Shareholders may enter into a Shareholders' Agreement. Said Agreement may provide for the exercise of corporate powers and the management of the business and affairs of the Corporation by the Shareholders; provided, however, such agreement shall, to the extent and so long as the discretion or powers of the Board of Directors in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party hereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors; and the Directors shall be relieved to that extent from such liability.

     Section  2.     Number  and  Qualification  of  Directors.  The  authorized
                     -----------------------------------------
number of Directors of the Corporation shall be at least one (1) but not more than ten (10) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these Bylaws, adopted by the vote or written consent of Shareholders entitled to exercise majority voting power as provided in the Act.

     Section  3.     Election  and Term of Office of Directors.  Directors shall
                     -----------------------------------------
be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section  4.     Vacancies.
                     ---------

               A. Vacancies on the Board of Directors may be filled by a majority of the re-maining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders, or by a court order, may be filled only by the vote of a majority of the shares entitled to vote, represented at a duly held meeting at which a quorum is present, or by the written consent of holders of the majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

               B. A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if there shall be at any less than the full number of Directors as set forth Article II, Section 2 of these Bylaws.

               C. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

               D. Any Director may resign, effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may, prior to the effective date of a Director's resignation, elect a successor to take office when the resignation becomes effective.

               E. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

     Section  5.     Removal  of  Directors.
                     ----------------------

               A. The entire Board of Directors, or any individual Director, may be removed from office as provided by the Act. In such case, the remaining members, if any, of the Board of Directors may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

               B. No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire num-ber of Directors authorized at the time of the Directors' most recent election were then being elected; and when by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

     Section  6.     Place  of  Meetings.  Regular  meetings  of  the  Board  of
                     -------------------
Directors shall be held at any place within or outside the state that has been designated from time to time by resolution of the Board. In the absence of such resolution, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another, and all such Directors shall be deemed to have been present in person at such meeting.

     Section  7.     Annual Meetings.  Immediately following each annual meeting
                     ---------------
of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by the Act by the Secretary or other officer designated for that purpose.

     Section  8.     Other  Regular  Meetings.
                     ------------------------

               A. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the Directors. Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for such special meetings of the Board of Directors.

               B. If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

     Section  9.     Special  Meetings/Notices.
                     -------------------------

               A. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two Directors.

               B. Notice of the time and place for special meetings shall be delivered personally or by telephone to each Director or sent by first class mail or telegram, charges prepaid, addressed to each Director at his or her address as it is shown in the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or be telephone or to the telegram company at least 48 hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate same to the Director. The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the Corporation.

     Section  10.     Waiver  of  Notice.
                      ------------------

               A. The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Waivers of notice or consent need not specify the purposes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.

               B. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

     Section  11.     Quorums.  A majority of the authorized number of Directors
                      -------
shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article II. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, subject to the provisions of the Act. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section  12.     Adjournment.  A majority of the directors present, whether
                      -----------
or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 13.     Notice of Adjournment.  Notice of the time and place of the
                     ---------------------
holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

     Section  14.     Board of Directors Provided by Articles or Bylaws.  In the
                      -------------------------------------------------
event only one Director is required by the Bylaws or the Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Board of Directors shall be deemed or referred as such notice, waiver, etc., by the sole Director, who shall have all rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described, as given to the Board of Directors.

     Section  15.     Directors Action by Unanimous Written Consent.  Any action
                      ---------------------------------------------
required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board of Directors. Such consent shall be filed with the regular minutes of the Board of Directors.

     Section 16.     Compensation of Directors.  Directors, and members as such,
                     -------------------------
shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board of Directors; provided, however, that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, employee or otherwise receiving compensation for such services.

     Section  17.     Committees.  Committees  of  the Board of Directors may be
                      ----------
appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committees shall have such powers as those held by the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by the Act.

     Section  18.     Meetings and Action of Committees.  Meetings and action of
                      ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article II, Sections 6, 8, 9, 10, 11, 12, 13 and 15, with such changes in the context of those Sections as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

     Section  19.     Advisory  Directors.  The  Board of Directors from time to
                      -------------------
time may elect one or more persons to be Advisory Directors, who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board of Directors. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

                                  ARTICLE III
                                    OFFICERS

     Section  1.     Officers.  The  principal officers of the Corporation shall
                     --------
be a President, a Secretary, and a Chief Financial Officer who may also be called Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

     Section  2.     Election  of  Officers.  The  principal  officers  of  the
                     ----------------------
Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section  3.     Subordinate  Officers,  Etc.  The Board of Directors may appoint
                ----------------------------
such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section  4.     Removal  and  Resignation  of  Officers.
                     ---------------------------------------

               A. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

               B. Any officer may resign at any time by giving written notice to the Board of Directors. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     Section  5.     Vacancies.  A  vacancy  in  any  office  because  of death,
                     ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

     Section  6.     Chairman  of the Board.  The Chairman of the Board, if such
                     ----------------------
an officer be elected, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

     Section  7.     President  and  Chief  Executive  Officer.  Subject to such
                     -----------------------------------------
supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President along with the Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, discretion and control of the business and officers of the Corporation. The President or the Chief Executive Officer shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President and Chief Executive Officer, jointly, shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of a corporation, each shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     Section  8.  Secretary.
                  ---------

               A. The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of the Board of Directors and Shareholders at the principal office of the Corporation or such other place as the Board of Directors may order. The minutes shall include the time and place of holding the meeting, whether regular or special, and if a special meeting, how authorized, the notice thereof given, and the names of those present at Directors' and committee meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

               B. The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes or shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

               C. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     Section  9.     Chief  Financial  Officer  or  Treasurer.
                     -----------------------------------------

               A. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares issued. The books of account shall, at all reasonable times, be open to inspection by any Director.

               B. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of the transactions of the Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

     Section  1.     Place  of  Meetings.  Meetings of the Shareholders shall be
                     -------------------
held at any place within or outside the state of Florida designated by the Board of Directors. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Corporation.

     Section  2.     Annual  Meeting.
                     ---------------

               A. The annual meeting of the Shareholders shall be held, each year, as follows:

                    Time  of  Meeting:         10:00  A.M.
                    Date  of  Meeting:         First  Tuesday  in  May

               B. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

               C. If the above date is inconvenient, the annual meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors within ninety days of the above date upon proper notice to all Shareholders.

     Section  3.     Special  Meetings.
                     -----------------

               A. Special meetings of the Shareholders for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting. Except as provided in paragraph B below of this Section 3, notice shall be given as for the annual meeting.

               B. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, or the Secretary of the Corporation. The officer receiving such request shall forthwith cause notice to be given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, indicating that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws. Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

     Section  4.     Notice  of  Meetings  -  Reports.
                     --------------------------------

               A. Notice of any Shareholders meetings, annual or special, shall be given in writing not less than 10 days nor more than 60 days before the date of the meeting to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of said Secretary or Assistant Secretary's neglect or refusal, by any Director or Shareholder.

               B. Such notices or any reports shall be given personally or by mail or other means of written communication as provided in the Act and shall be sent to the Shareholder's address appearing on the books of the Corporation, or supplied by the Shareholder to the Corporation for the purpose of notice, and in the absence thereof, as provided in the Act by posting notice at a place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.

               C. Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the Shareholders. At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented for election.

               D. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file in the minute book of the Corporation an affidavit or declaration thereof.

               E. If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, (ii) an amendment to the Articles of Incorporation, (iii) a reorganization of the Corporation, (iv) dissolution of the Corporation, or (v) a distribution to preferred Shareholders, the notice shall also state the general nature of such proposal.

     Section  5.     Quorum.
                     ------

               A. The holders of a majority of the shares entitled to vote at a Shareholders' meeting, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the Act or by these Bylaws.

               B. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

     Section  6.  Adjourned  Meeting  and  Notice  Thereof
                  ----------------------------------------

               A. Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

               B. When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     Section  7.     Waiver  or  Consent  by  Absent  Shareholders.
                     ---------------------------------------------

               A. The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof.

               B. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section E of Section 4 of this Article, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

               C. Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice. A Shareholder or Shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation may (i) inspect, and copy the records of Shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand upon the Corporation, and/or (ii) obtain from the transfer agent by paying such transfer agent's usual charges for such a list, a list of the Shareholders' names and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand. Such list shall be made available by the transfer agent on or before the later of five days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interest as a Shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder or holder of a voting trust certificate making such demand.

     Section 8.     Maintenance and Inspection of Bylaws.  The Corporation shall
                    ------------------------------------
keep at its principal executive office, or if not in this state, at its principal business office in this state, the original or a copy of the Bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the state and the Corporation has no principal business office in this state, the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as amended to date.

     Section  9.     Annual  Report  to  Shareholders.
                     --------------------------------

               A. Provided the Corporation has 100 Shareholders or less, the Annual Report to Shareholders referred to in the Act is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other period reports to Shareholders of the Corporation as they deem appropriate.

               B. Should the Corporation have 100 or more Shareholders, an Annual Report to Shareholders must be furnished not later than 120 days after the end of each fiscal period. The Annual Report to Shareholders shall be sent at least 15 days before the annual meeting of the Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article V of these Bylaws for giving notice to Shareholders of the Corporation. The Annual Report to Shareholders shall contain a Balance Sheet as of the end of the fiscal year and an Income Statement and Statement of Changes in Financial Position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

     Section  10.     Financial  Statements.
                      ---------------------

               A. A copy of any annual financial statement and any Income Statement of the Corporation for each quarterly period of each fiscal year, and any accompanying Balance Sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file at the principal executive office of the Corporation for 12 months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of such statement or a copy shall be made for any such Shareholder.

               B. If a Shareholder or Shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation make a written request to the Corporation for an Income Statement of the Corporation for the three month, six month or nine month period of the then current fiscal year ended more than 30 days prior to the date of the request, and a Balance Sheet of the Corporation at the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within 30 days after the receipt of such request. If the Corporation has not sent to the Shareholders its Annual Report for the last fiscal year, this report shall likewise be delivered or mailed to such Shareholder or Shareholders within 30 days after such request.

               C. The Corporation also shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual or quarterly Income Statement which it has prepared and a Balance Sheet as of the end of such period. This quarterly Income Statement and Balance Sheet referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of authorized officer of the Corporation such that financial statements were prepared without audit from the books and records of the Corporation.

     Section  11.     Annual  Statement of General Information.  The Corporation
                      ----------------------------------------
shall, in a timely manner, in each year, file with the Secretary of State of Florida, on the prescribed form, the statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of the service of process, all in compliance with the Act.

                                    ARTICLE V
                              AMENDMENTS TO BYLAWS

     Section  1.     Amendment  by  Shareholders.  New  Bylaws may be adopted or
                     ---------------------------
these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized Directors of the Corporation, the authorized number of Directors may be changed only by amendment to the Articles of Incorporation.

     Section  2.     Amendment  by  Directors.  Subject  to  the  rights  of the
                     ------------------------
Shareholders to adopt, amend or repeal the Bylaws, as provided in Section 1 of this Article V, and the limitations of the Act, the Board of Directors may adopt, amend or repeal any of these Bylaws other than an amendment to the Bylaws changing the authorized number of Directors.

     Section 3.     Record of Amendments.  Whenever an amendment or new Bylaw is
                    --------------------
adopted, it shall be copied in the corporate book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book of Bylaws.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section  1.     Shareholders'  Agreements.  Notwithstanding  anything
                     -------------------------
contained in this Article VI to the contrary, in the event the Corporation elects to become a close corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the shares held by them shall be voted as provided therein or in the Act, and may otherwise modify the provisions contained in Article IV, herein as to Shareholders' meetings and actions.

     Section  2.     Effect  of  Shareholders'  Agreements.  Any  Shareholders'
                     -------------------------------------
Agreement authorized by the Act, shall only be effective to modify the terms of these Bylaws if the Corporation elects to become a close corporation with the appropriate filing of an amendment to its Articles of Incorporation as required by the Act and shall terminate when the Corporation ceases to be a close corporation. Any other provisions of the Act or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

     Section 3.     Subsidiary Corporations.  Shares of the Corporation owned by
                    -----------------------
a  subsidiary  shall  not  be  entitled  to  vote  on  any  matter.

     Section  4.     Accounting  Year.  The  accounting  year of the Corporation
                     ----------------
shall be fixed by resolution of the Board of Directors, but shall end on December 31st of each year if not otherwise fixed by the Board.

     Section  5.     Form.  The  corporate  seal  shall be circular in form, and
                     ----
shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "Florida" to indicate the Corporation was incorporated pursuant to the laws of the State of Florida.

                            CERTIFICATE OF SECRETARY

            I,  the  undersigned,  certify  that:

     1. I am the duly elected and acting secretary of TMI Holdings, Inc., a Florida corporation; and

     2. The foregoing Seconded Amended and Restated Bylaws of TMI Holdings, Inc., consisting of 14 pages, are the Bylaws of this Corporation as adopted by the Board of Directors in accordance with the Florida Corporation Act and that such Bylaws have not been amended and are in full force and effect.

               IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of this Corporation on June 17, 2003.


                                            ____________________________________
                                            Scott  Siegel,  Secretary